UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 21, 2019

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, James R. Griffin informed Blueknight Energy Partners G.P., L.L.C. (the “General Partner”), the general partner of Blueknight Energy Partners, L.P. (the “Partnership”), of his intent to resign as Chief Accounting Officer and interim Chief Financial Officer of the General Partner effective April 16, 2019. Mr. Griffin’s resignation is not due to any disagreements with the Partnership or the General Partner.
On March 21, 2019, Mr. Michael McLanahan, age 36, was appointed as Chief Accounting Officer of the General Partner and will serve as the General Partner’s principal accounting officer. The Board of Directors of the General Partner has approved the appointment of Mr. McLanahan as Chief Accounting Officer of the General Partner effective April 1, 2019.
Mr. McLanahan joined the Partnership in May 2011 and has served in various accounting roles, including as Corporate Controller since February 2014. Mr. McLanahan previously served as an audit manager for the public accounting firm of Ernst and Young, LLP. Mr. McLanahan received his Bachelor of Administration in accounting from Ouachita Baptist University and is a certified public accountant in the state of Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

		By:	Blueknight Energy Partners G.P., L.L.C
its General Partner

Date:	March 21, 2019	By:	/s/ Joel W. Kanvik
Joel W. Kanvik
Chief Legal Officer and Secretary